Exhibit 99.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statements No. 2-94541, 333-65218, 333-108176 and 333-115206 on Form S-3, in Registration Statements No. 333-106952 and 333-112835 on Form S-4 and in Registration Statements No. 33-65391, 333-16471, 333-92291, 333-46904, 333-48718, 33-30454, 333-49553 and 333-73856 on Form S-8 of Delta Air Lines, Inc. of our report dated March 12, 2004 (September 14, 2004 as to the matters under captions “Business Environment” and “Reclassifications” in Note 1), relating to the consolidated financial statements of Delta Air Lines, Inc. as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the Company’s ability to continue as a going concern, (2) the Company’s change in its method of accounting for goodwill and other intangible assets, effective January 1, 2002, to conform with Statement of Financial Accounting Standards No. 142, and (3) the application of procedures relating to a reclassification and to certain revised disclosures in Notes 5, 9, 16 and 21 related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures), appearing in this Current Report on Form 8-K of Delta Air Lines, Inc. dated September 14, 2004.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 14, 2004